UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 2, 2007

Paradigm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Wyoming (State or other jurisdiction of incorporation)	09-154 (Commission File Number)	83-0211506 (IRS Employer Identification No.)

9715 Key West Avenue, Third Floor, Rockville, Maryland 20850
(Address of principal executive offices) (Zip code)

(301) 468-1200
Registrant's telephone number, including area code

None
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 2, 2007, Paradigm Holdings, Inc., a Wyoming corporation (the “Company”) completed the acquisition of Caldwell Technology Solutions, LLC, a Maryland limited liability company (“CTS”), pursuant to a Purchase Agreement (the “Purchase Agreement”) executed on June 6, 2007 by and among the Company, CTS and the members of CTS (the “Members”). Pursuant to the terms and conditions set forth in the Purchase Agreement, the Company purchased from the Members, all of the issued and outstanding membership units of CTS. CTS became a wholly-owned subsidiary of the Company in exchange for the consideration issued to the Members on July 2, 2007 as outlined below:

•	payment to the Sellers of Seventy-Five Thousand Dollars (US $75,000) in cash;

•	assumption by the Company of CTS’ federal tax liabilities and debt in an amount not to exceed an aggregate amount equal to Eight Hundred And Sixty Thousand Dollars (US $860,000); and

•
payment by the Company of the transaction costs incurred by CTS’ accountants and Madison Capital Markets, LLC., in connection with the transactions contemplated in the Purchase Agreement in amounts not to exceed Forty-Five Thousand Dollars (US $45,000) and One Hundred and Eighty Thousand Dollars (US $180,000), respectively).

In addition, under certain conditions as set forth in the Purchase Agreement, the Members will be eligible for earn-out compensation of up to Two Million Five Hundred Forty Thousand Dollars (US $2,540,000) for achieving certain revenue and pre-tax income goals during the twelve (12) months following the closing of the transaction.

CTS provides specialized information technology (“IT”), intelligence analyst and linguistic support services to the federal government, primarily the National Security Agency (“NSA”) and Defense Intelligence Agency (“DIA”). CTS’ focus on IT and intelligence analyst services in support of the NSA and DIA complements the Company’s strategic plan to further expand its IT solutions within the national security marketplace. CTS provides the Company with access to key customers, security clearances and technical expertise.

In addition on July 2, 2007, the Company entered into a one (1) year Executive Employment Agreement by and between the Company and Sam Caldwell, a principal of CTS, under which the Company agrees to employ Mr. Caldwell as a Vice President of the Company, reporting to Mr. Peter B. LaMontagne, President and CEO of the Company. Mr. Caldwell shall be paid a base salary at an annual rate of $200,000 and be entitled to participate in the Company’s health and benefit plans. A copy of the Executive Employment Agreement is attached hereto as Exhibit 99.2.

ITEM 7.01. REGULATION FD DISCLOSURE.

On July 5, 2007, the Company issued a press release with respect to completing the acquisition of CTS. A copy of the press release is attached hereto as Exhibit 99.3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

The financial statements of the business acquired required by this item are not included in this Current Report on Form 8-K. If required, the financial statements will be provided pursuant to an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b) Pro Form Financial Information.

The financial information required by this item is not included in this Current Report on Form 8-K. If required, the financial information will be provided pursuant to an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(c) Not applicable.

(d) Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 99.1	Purchase Agreement, dated June 6, 2007, by and among Paradigm Holdings, Inc., Caldwell Technology Solutions, LLC and the members of Caldwell Technology Solutions, LLC	Incorporated by reference to Form 8-K filed on June 12, 2007

Exhibit 99.2	Executive Employment Agreement, dated July 2, 2007, by and between Paradigm Holdings, Inc. and Sam Caldwell	Provided herewith

Exhibit 99.3	Press Release	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2007	PARADIGM HOLDINGS, INC.

	By:	/s/ Richard Sawchak
Richard Sawchak Chief Financial Officer